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                                                                     EXHIBIT 5.1
                         LAW OFFICES OF

                  PILLSBURY MADISON & SUTRO LLP

LOS ANGELES            POST OFFICE BOX 7880                    PALO ALTO
NEW YORK          SAN FRANCISCO, CALIFORNIA 94120              ORANGE COUNTY
SACRAMENTO           TELEPHONE (415) 983-1000                  SAN DIEGO
SAN FRANCISCO        TELECOPIER (415) 983-1200                 HONG KONG
WASHINGTON, D.C.                                               TOKYO





                                                               December 2, 1999


Cygnus, Inc.
400 Penobscot Drive
Redwood City, CA 94063-4719


         Re:      Registration Statement on Form S-3


Ladies and Gentlemen:

         We are acting as counsel for Cygnus, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 391,868 shares of Common Stock, $.001 par value (the "Common Stock"), of the Company issuable upon the exercise of certain warrants dated as of September 29, 1999 (the "Warrants") and the conversion of certain debentures due September 29, 2004 (the "Debentures"), to be offered and sold by certain stockholders of the Company (the "Selling Stockholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to such 391,868 shares of Common Stock. (Such Registration Statement, as amended, is herein referred to as the "Registration Statement.")

         We are of the opinion that the shares of Common Stock to be offered and sold by the Selling Stockholders issuable upon conversion of the Debentures or exercise of the Warrants will be duly and validly authorized, and, upon delivery thereof and payment therefore in accordance with the terms of the Debentures or the Warrants, respectively, will be duly and validly issued and will be fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                             Very truly yours,

                                             PILLSBURY MADISON & SUTRO LLP